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Exhibit K

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:

            (i)  the joint filing on behalf of each of them of a statement on Schedule 13D (including subsequent amendments thereto) with respect to the Common Stock, par value $.001 per share, of Green Plains Renewable Energy, Inc., an Iowa corporation, and

           (ii)  the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate.

        The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 27 day of October, 2008.

NTR plc
By	/s/ JEREMY NEL
Its	General Counsel
BIOVERDA INTERNATIONAL HOLDINGS LIMITED
By	/s/ JEREMY NEL
Its	General Counsel, NTR plc
BIOVERDA US HOLDINGS LLC
By	/s/ JEREMY NEL
Its	General Counsel, NTR plc

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  Exhibit K